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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT(1)

DOMESTIC SUBSIDIARIES:

The Men's Wearhouse of Michigan, Inc., a Delaware corporation(2)

TMW Realty Inc., a Delaware corporation(2)

TMW Texas General LLC, a Delaware limited liability company(3)

The Men's Wearhouse of Texas LP, a Delaware limited partnership(4)

TMW Marketing Company, Inc., a California corporation(2)

TMW Merchants LLC, a Delaware limited liability company(5)

TMW Purchasing LLC, a Delaware limited liability company(6)

Renwick Technologies, Inc., a Texas corporation(2)

K&G Men's Company Inc., a Delaware corporation(2)(7)

Twin Hill Acquisition Company, Inc., a California corporation(2)(8)

Eddie Rodriguez Company, Inc., a Delaware corporation(2)(9)

TMW Ventures, Inc., a Delaware corporation(2)(10)

FOREIGN SUBSIDIARIES:

Moores Retail Group Inc., a New Brunswick corporation(2)

Moores The Suit People Inc., a New Brunswick corporation(11)(12)

Golden Brand Clothing (Canada) Ltd., a New Brunswick corporation(11)

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(1) The names of certain subsidiaries are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of January 31, 2004.

(2) 100% owned by The Men's Wearhouse, Inc.

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(3) 100% owned by TMW Realty Inc.

(4) TMW Realty Inc. owns a 99% interest as limited partner and TMW Texas General LLC owns a 1% interest as general partner.

(5) 100% owned by TMW Marketing Company, Inc.

(6) 100% owned by TMW Merchants LLC.

(7) K&G Men's Company Inc. does business under the names K&G, K&G Men's Center, K&G Men's Superstore, K&G MenSmart, K&G Ladies, K&G Fashion Superstore and The Suit Warehouse.

(8) Twin Hill Acquisition Company, Inc. does business under the names Twin Hill and Men's Wearhouse Corporate Sales.

(9) Eddie Rodriguez Company, Inc. does business under the name Eddie Rodriguez and is qualified to do business in Texas under the name MW-Eddie Rodriguez Co., Inc.

(10) TMW Ventures, Inc. does business under the name Nesbit's Cleaners.

(11) 100% owned by Moores Retail Group Inc.

(12) Moores The Suit People Inc. does business under the names Moores Clothing for Men and Moores Vetements Pour Hommes.